                               LICENSE AGREEMENT

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH "*'S" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
       SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COPY OF THIS EXHIBIT
       IN ITS ENTIRETY HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     THIS AGREEMENT, entered into this 16th day of January, 1995, by and between Michigan Critical Care Consultants, Inc., a Michigan corporation with its principal place of business at 245 Jackson Industrial Drive, Suite J, Ann

Arbor, Michigan 48103 (hereinafter "MC3") and AVECOR Cardiovascular Inc., a

Minnesota corporation with its principal place of business at 13010 County Road

6, Plymouth, Minnesota 55441 (hereinafter "AVECOR").

     WHEREAS, the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (hereinafter "Michigan"), owns, controls or has rights with respect to certain technology relating to the design of passively filling blood pumps for use in connection with respiratory and/or circulatory support;

     WHEREAS, MC3 and Michigan have entered into a license agreement dated as of August 8, 1991 (hereinafter, the "Michigan License Agreement"), a copy of which is attached hereto as Exhibit I, under which Michigan has granted MC3 an exclusive license to such technology, including the right to sublicense such technology;

     WHEREAS, MC3 has developed and owns certain technology which is or may be useful in connection with AVECOR's manufacture, use, or sale of passively filling blood pumps;

     WHEREAS, MC3 is willing to grant to AVECOR a license to the Michigan technology and certain of MC3's technology, and AVECOR is willing to accept such license upon and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties mutually agree as follows:

                                    ARTICLE
                                       1.
                                  DEFINITIONS

     The parties agree that the following words, terms and phrases where written with an initial capital letter shall, unless the context otherwise indicates, have the following meanings for purposes of this Agreement:

     (a)  "Michigan Technology" shall mean Patents and Know-how licensed to MC3 under the Michigan License Agreement and relating to passively filling blood pumps for use in connection with respiratory and/or circulatory support,

including specifically technology covered by U.S. Patents 5,222,880, 5,281,112 and 5,342,182 together with any reissues, continuations, extensions,

divisionals, foreign patents and patent applications based thereon and more fully described in Michigan's Intellectual Property Office File Numbers 584 and

585.

     (b)  "MC3 Technology" shall mean Patents and Know-how developed, owned or otherwise licensable by MC3 which are or may be useful in connection with the manufacture, use or sale of passively filling blood pumps and more specifically described in Exhibit II hereto, as such Exhibit may be amended form time to time by the parties in writing.

     (c)  "Technology" shall mean the Michigan Technology and the MC3

Technology.

     (d)  "Product" shall mean that certain blood pump for use in connection with respiratory and/or circulatory support (exclusive of applications relating to pumping breathable liquids) and more specifically described in Exhibit III attached hereto, including Improvements as defined below, and specifically encompassing both Disposables and Hardware, as such terms are defined below.

     (e)  "Patents" shall mean all patents or applications therefor or reissues, continuations or extensions thereof relating to Products and which are owned, controlled, acquired or otherwise licensable by a party hereto during the term of this Agreement, including specifically the Licensed Patents as defined in the Michigan License Agreement.

     (f)  "Know-how" shall mean all trade secrets and non-patented information,

such as confidential information, inventions, intellectual property,

discoveries, improvements, modifications, and enhancements, techniques,

concepts, data, technical information and specifications (including engineering, testing and manufacturing specifications), diagrams, schematics, charts and lists relating to Products or the Technology and owned, controlled, acquired or otherwise licensable by a party hereto during the term of this Agreement.

     (g)  "Improvements" shall mean Know-How or Patents relating to modifications of or enhancements to Products developed by either party during the term of this Agreement which serve to improve, correct, update, adjust or change the design, performance characteristics, specifications or manufacturing processes of Products.

     (h)  "Documentation" shall mean those elements of Know-how and other items of relevant information which are in writing or other tangible form including,

without limitation, drawings, diagrams, blueprints, computer programs,

technical publications, manuals, designs and artwork which relate to the manufacture, inspection, quality control, installation, maintenance, testing,

operation and/or repair of Products.

     (i)  "Subsidiary" shall mean any corporation more than fifty percent (50%)

of whose securities having ordinary voting power for the election of directors are owned or controlled directly or indirectly by either party hereto.

     (j)  "Unit" shall mean any individual Disposable or Hardware unit.

     (k)  "Disposables" shall mean, with respect to Products, the disposable pump chamber.

     (l)  "Hardware" shall mean, with respect to Products, the control console together with the pump rotor, rollers, motor, chamber supports, tensioning mechanism and related parts and equipment.

     (m)  "Net Sales Price" shall mean the price received by AVECOR or its sublicensees from customers for the sale of Products only, expressly excluding revenue derived from other value added products or treatments, and less freight, duties, taxes, royalties paid to other licensors on treatment technologies applied to Products, discounts, returns and refunds; provided,

such deductions are separately identified in customer invoices or specifically documented in the books and records of AVECOR kept pursuant to Article 4.7 hereof and set forth in the reports provided by AVECOR to MC3 pursuant to

Article 4.6 hereof.  Provided however that when the Disposable Products are packaged as a system and sold with other disposable medical devices and at a discounted sales price, then the net sales price assignable to the Disposable Products shall be discounted at a rate not to exceed the discount rate applied to the other disposable medical devices included in the packaged system.

     (n)  "Effective Date" shall mean the date set forth on the first page of this Agreement, being the date as of which the parties have duly executed this

Agreement.


                                    ARTICLE
                                      2.
                                LICENSE GRANTS

2.1   MC3'S  GRANT.  MC3 hereby grants to AVECOR, subject to all the  terms  of this  Agreement, an exclusive, non-transferable, royalty-bearing and  worldwide right  and  license  under Technology, Patents and Know-how owned,  controlled,

acquired  or  otherwise licensable by MC3 during the term of this Agreement  to make,  have  made,  use,  lease, sell or otherwise  transfer  the  Products  in connection  with  respiratory and/or circulatory support applications,  subject to:


          (a)  those rights reserved to Michigan, the United States Government and/or third parties under Articles 3.3 and 3.4 of the Michigan License

     Agreement;

          (b)  the right of MC3 to utilize the Technology in connection with applications relating to breathable fluids or to make, have made, use,

     lease and sell products relating to breathable fluids;

          (c)  the right of MC3 to utilize the Technology in connection with applications other than respiratory and/or circulatory support and to make, have made, use, lease and sell products other than products in connection with respiratory and/or circulatory support applications; and

          (d)  the right of MC3 to utilize the Technology in connection with its continued internal research, development and testing of the Products.


2.2   AVECOR'S GRANT.  In the event AVECOR develops any Improvements to the

Technology or Products during the term of this Agreement, AVECOR shall and hereby does grant to MC3, subject to all the terms of this Agreement, a non-

exclusive, non-transferable, and worldwide right and license under Patents and

Know-how owned, controlled, acquired or
otherwise licensable by AVECOR during the term of this Agreement to make,

have made, use, lease, sell or otherwise transfer the Products incorporating any or all such Improvements for all purposes (including specifically for applications to breathable fluids) other than in connection with respiratory and/or circulatory support applications. The license granted by AVECOR under this Article 2.2 shall include the right to grant sublicenses to third parties; provided, that AVECOR shall receive the benefit of any Improvements developed by MC3's sublicensees with respect to Products, and AVECOR shall further receive a proportionate and commercially reasonable royalty to be mutually agreed upon by MC3 and AVECOR payable out of royalties received by

MC3 from its sublicensees related to such Improvements.


2.3  SUBLICENSES.  AVECOR shall not grant sublicenses under rights obtained hereunder from MC3 without the prior written consent of both MC3 and Michigan;

provided, that MC3 hereby agrees that AVECOR may grant sublicenses under rights received pursuant to Article 2.1 above to any of its Subsidiaries for so long as they shall remain Subsidiaries of AVECOR, and AVECOR shall be entitled to sublicense third party contractors for the limited purpose of manufacturing parts and components of Products for sale by AVECOR, provided such third party contractors agree in writing to maintain the confidentiality of MC3's Know-how in accordance with the terms of Article 5 hereof and to promptly return all

Documentation provided to them upon termination of their contracts with AVECOR.


2.4  SCOPE OF GRANT.  No license is granted by either party to the other,

either directly or by implication, estoppel or otherwise, under any Patents or

Know-how other than specifically granted in Articles 2.1, 2.2 and 2.3 above.

Nothing herein shall require either party to disclose to the other proprietary or confidential information received by such party from third parties which confidential information such party is precluded from disclosing to others.  No right, license or privilege is granted hereunder by either party to the other to use such party's names, logos, trademarks or service marks, whether registered or not.

                                    ARTICLE
                                      3.
                      KNOW-HOW AND DOCUMENTATION TRANSFER

3.1  INITIAL DOCUMENTATION. Within thirty (30) days of the written request by

AVECOR, MC3 shall provide AVECOR with all Documentation within the scope of the license grant contained in Article 2.1 above in reproducible form.


3.2  SUBSEQUENT DOCUMENTATION.  In addition to the Documentation to be delivered pursuant to Article 3.1 above and within a reasonable time after it becomes available, each party shall deliver to the other party all

Documentation within the scope of the license grants contained in Articles 2.1 and 2.2 above relating to Improvements to the Products developed by the delivering party during the term of this Agreement.  Such Documentation shall likewise be in reproducible form.


3.3  STANDARDS OF MEASUREMENT.  All Documentation provided by one party to the other in accordance with this Agreement shall be in the English language and shall conform to the standards of measurement then in use by the party delivering the Documentation.


3.4  TECHNICAL ASSISTANCE.  In partial consideration for the technical assistance and license fee set forth in Article 4.1 below and at the request of

AVECOR, MC3 shall provide AVECOR at AVECOR's facilities with up to  eighty (80)

hours of technical assistance through salaried employees of MC3 during a period of twelve (12) months from the date of this Agreement.  All travel time of such

MC3 employees to and from AVECOR's facilities shall count against the above eighty (80) hours of technical assistance.  All requests for such technical assistance by AVECOR at its facilities must require no less than six (6) hours of scheduled services per request.  Thereafter, each party shall provide the other party with a reasonable amount of technical assistance as requested by the other party in order to enable such other party to reduce to practical application Know-how transferred to it hereunder.  The party receiving such technical assistance shall pay the party providing assistance at the providing party's then current rates for such services billed in one-half hour increments, plus reasonable travel and living expenses actually incurred in the course of providing such technical assistance.  The party receiving technical assistance shall have the right to approve the individual or individuals providing such technical assistance prior to the initial rendering of such services.

3.5  GOVERNMENT LICENSES AND APPROVALS.  MC3 shall assist AVECOR in obtaining any governmental licenses or approvals which may be required for the manufacture, use and/or sale of the Products as contemplated by this Agreement.

All such assistance provided by MC3 shall count against the eighty (80) hours of technical assistance to be provided by MC3 under Article 3.4 above.  MC3 acknowledges and agrees that AVECOR shall have the right to make all filings and obtain all licenses and approvals in AVECOR's name from the Food and Drug

Administration (the "FDA") under the Federal Food, Drug and Cosmetic Act (the

"Act") and regulations promulgated thereunder, and all other U.S. and foreign governmental determinations which are necessary to permit the commercial distribution of the Products within the United States and abroad.  The cost of obtaining any requisite U.S. or foreign governmental approvals, licenses or permits shall be borne by AVECOR.


                                    ARTICLE
                                       4.
                                 CONSIDERATION

4.1  TECHNICAL ASSISTANCE AND LICENSE FEE. In consideration for the

Documentation delivered under Article 3.1 above, AVECOR shall pay to MC3 a technical assistance and license fee of ********************************.  Such fee shall be payable by certified or cashier's check in two (2) equal installments.  One-half of such fee shall be due within ten (10) days of the execution of this Agreement, and one-half shall be due upon submission by

AVECOR to the FDA of a request for approval under Section 510(K) of the Act and the regulations thereunder.


4.2  ROYALTIES.  In consideration for the rights and licenses granted to AVECOR by MC3 under Article 2.1 hereof, AVECOR shall pay to MC3 royalties as follows:


          (a)  ****************************************************************

     **************************************************************************

     **************************************************************************

     **************************************************************************

     **************************************************************************

     **************************************************************************

     **************************************************************************

     ******************************************.

          (b)  ****************************************************************

     **************************************************************************

     ******************************************.


4.3  MINIMUM ROYALTIES.  AVECOR agrees to pay to MC3 a minimum annual royalty as set forth below.  AVECOR's obligation to pay minimum annual royalties shall commence when AVECOR receives FDA approval with respect to a submission by

AVECOR under Section 510(K) of the Act for U.S. marketing clearance of a

Product developed under the Technology.  Annual minimum royalties for each year commencing with FDA approval under this Article 4.3 shall be as follows:


               *****                                    ********

               *****                                    ********

               *****                                    ********

               *****                                    ********


     In the event AVECOR exercises its option pursuant to Article 9.1 to extend the term of this Agreement in accordance with such Article 9.1, the minimum annual royalty for the ********************** during the term of this Agreement shall be **************************************************

     **************************************************************************

     ***************.


4.4  PAYMENTS.  Royalties on Disposables shall become due and payable upon the delivery of the Disposables by AVECOR or its sublicensees to the customer, and

AVECOR shall pay all such royalties due and payable to MC3 within thirty (30)

days of the close of the calendar quarter during the term of this Agreement in which the Products are delivered.  Royalties on Hardware shall become due and payable from and after the first calendar year in which AVECOR realizes a net profit from the sale of Hardware. Such royalties shall be due and payable within sixty (60) days after the close of such year and every calendar year thereafter during the term of this agreement in which AVECOR realizes a net profit on the sale of Hardware during such year.  All payments for technical assistance provided by one party to the other pursuant to

Article 3.4 hereof shall be payable within thirty (30) days of the date of the providing party's invoice therefor.  All payments shall be made by bank transfer to the bank or banks designated in writing by MC3 or AVECOR as applicable from time to time during the term of this Agreement.  All payments shall be made in United States dollars.  All amounts not paid when due and payable hereunder shall bear interest from the date such amounts are due and payable at a rate of two (2) points above the prime lending rate as established by the Chase Manhattan Bank, N.A. in New York City, New York, or

at such lower rate as may be required by law.  Any royalties due hereunder based on sales in currencies other than United States dollars shall be determined by converting such foreign currencies into their equivalent in

United States dollars at the exchange rate of such currency as reported in the WALL STREET JOURNAL on the last business day of the quarter during which such payments accrue.


4.5  TAXES.  Except as provided in the definition of Net Sales Price, all fees and royalty payments due to MC3 under Articles 4.1, 4.2 and 4.3 above shall be without deduction for sales, use, excise, personal property or other similar taxes or other duties imposed on such payments by the government of any country or any political subdivision thereof and any and all such taxes shall be assumed by and paid by AVECOR.


4.6  REPORTS.  No later than forty-five (45) days after the close of each calendar quarter during each year of this Agreement, AVECOR shall provide MC3 with a report relating to the prior calendar quarter setting forth the gross sales and total Net Sales Price of Products sold, the number of Units shipped,

the amounts payable as royalties for the calendar quarter just ended, and the various calculations used to arrive at all such amounts, including the quantity, description (nomenclature and type designation), country of manufacture and, to the extent reasonably available, country of sale of

Products.  In case no royalties are due for any calendar quarter, AVECOR shall so report. The reports provided for hereunder shall be certified by an authorized representative of AVECOR to be correct to the best of AVECOR's knowledge and information.


4.7  BOOKS AND RECORDS.  AVECOR shall keep at its expense full and accurate books and records as may be necessary for the purpose of determining the amounts of royalties payable to MC3 pursuant to Articles 4.2 and 4.3 above.

AVECOR shall make such books and records available to MC3 or its accountants or other representatives upon written request by MC3 during normal business hours throughout the term of this Agreement and for a period of six (6) years after the date of origination of any such books or records for the limited purpose of verifying AVECOR's payments of royalties.  The rights and obligations of this

Article 4.7 shall survive termination of this Agreement.


4.8  BEST EFFORTS OBLIGATION.  During the term of this Agreement, AVECOR agrees to use its best efforts to develop, test, manufacture, market, sell and technically support the Products and further agrees to use its best efforts to obtain all necessary approvals from the FDA and all other governmental agencies whose approval is necessary to manufacture, market or sell the Products.

AVECOR agrees that its best efforts shall include, at a minimum, the obligation to use at least the same level of effort in connection with the Products as it uses in connection with its other products.  In the event of an assignment by

AVECOR of this Agreement pursuant to Article 11.2(i) hereof to any successor in interest to the business of AVECOR, in addition to the requirements of Article

11.2 with respect to minimum royalties, AVECOR agrees to secure, as a condition of such assignment, that the assignee shall expressly agree in writing to the fulfillment of the terms of this Article 4.8.


                                    ARTICLE
                                       5.
                                CONFIDENTIALITY

5.1  PROTECTION OF KNOW-HOW.  Each party shall, and shall require its employees, agents and sublicensees to, protect all Know-how, and other proprietary information, delivered or disclosed to it pursuant to this

Agreement against unauthorized disclosure to third parties during the term of this Agreement and for three (3) years thereafter by maintaining all such Know-

how in confidence with at least the same degree of care as it uses to maintain the confidentiality of its
own information of a confidential nature.  Each party shall not divulge and shall cause its employees, agents and sublicensees not to divulge, in whole or in part, such Know-how to any third party or to any of its own personnel not having a need to know during the term of this Agreement and for a period of three (3) years thereafter; provided, that neither party shall be liable for the use or disclosure of Know-how which:


          (a)  was in the possession of the receiving party prior to its receipt from the disclosing party;


          (b)  is or becomes part of the public knowledge or literature through no fault of the receiving party;


          (c)  is or becomes available to the receiving party from a source other than the disclosing party and having no obligation to the disclosing party in respect thereof; or


          (d)  is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis.


5.2  SURVIVING OBLIGATION.  The obligation of each party to protect against the unauthorized use or disclosure of Know-how or other proprietary information shall survive any termination of this Agreement.


5.3  MARKETING DISCLOSURES.  Notwithstanding Article 5.1 above, AVECOR shall be entitled to make such limited and reasonable disclosures of information concerning the Products as are customary and necessary to market the Products to its customers.


                                    ARTICLE
                                       6.
                            WARRANTY AND LIABILITY

6.1  WARRANTY.  Each party warrants and represents that it has the legal power to extend and receive the rights granted hereunder with respect to its Patents and Know-how.  EXCEPT AS PROVIDED ABOVE, MC3, INCLUDING ITS OFFICERS AND

EMPLOYEES, MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND,

EITHER

EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO

RESPONSIBILITIES WHATEVER WITH RESPECT TO THE DESIGN, DEVELOPMENT,

MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY AVECOR OR ITS SUBLICENSEES OF

THE PRODUCTS.


6.2  QUALITY CONTROL.  AVECOR warrants and covenants that it will follow the same quality control standards which AVECOR has adopted or shall in the future adopt for itself, provided they are reasonably required to maintain Product quality.


6.3  AVECOR'S INDEMNITY.  AVECOR hereby agrees to indemnify and hold harmless

MC3 and Michigan, and their respective officers, employees and agents, from and against any claim, demand, liability, damages, loss or costs arising out of any claims of third parties against MC3 or Michigan which arise out of the manufacture, sale, use or operation of any Products sold or otherwise transferred by AVECOR, or the use by AVECOR of any invention related to the

Technology.  MC3 or Michigan, as appropriate, shall promptly notify AVECOR in writing of any such claim and shall permit AVECOR through its counsel to defend the same and shall give AVECOR all available information, assistance and authority (at AVECOR's expense) to assume such defense.  AVECOR shall have control of the defense of any such claim, including appeals from any judgment and any negotiations for settlement or compromise of such claim with full authority to enter into a binding settlement or compromise.  MC3 shall be entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims,

demands, damages, losses and expenses.


6.4  INDIRECT OR CONSEQUENTIAL DAMAGES.  THE ENTIRE RISK AS TO PERFORMANCE OF

THE PRODUCTS IS ASSUMED BY AVECOR AND ITS SUBLICENSEES.  In no event shall MC3,

including its officers and employees, be responsible or liable for any indirect, special, incidental, or consequential damages or lost profits of

AVECOR or its sublicensees, users or any other individual or entity regardless or legal theory.  The above limitations on liability apply even though MC3, its officers or employees may have been advised of the possibility thereof.

6.5  PRODUCT LIABILITY INSURANCE.  AVECOR shall purchase and maintain in effect during the term of this Agreement a policy of product liability insurance which adequately covers claims that may reasonably arise with respect to any Products manufactured, sold, licensed or otherwise distributed by AVECOR and which specifies MC3 and Michigan, including their officers and employees, as additional insured parties.


6.6  NO REPRESENTATIONS.  AVECOR shall not, and shall require that its sublicensees do not, make any statements, representations or warranties or accept any liabilities or responsibilities whatsoever to or with regard to any person or entity which are inconsistent with any disclaimer or limitation included in this Article 6, except for normal and customary warranties with respect to the Products for which AVECOR and its sublicensees will be fully and solely liable.


6.7  MICHIGAN DISCLAIMERS.  AVECOR acknowledges the terms of Article 12,

Disclaimer of Warranty and Limitations on Liability, contained in the Michigan

License Agreement and expressly agrees to the disclaimers of warranty made therein by Michigan, to the limitations on liability set forth therein for the benefit of Michigan and that the risk of performance of the Products manufactured by AVECOR hereunder rests solely with AVECOR and not with MC3, all as more specifically set forth in such Article 12.


                                    ARTICLE
                                       7.
                         INTELLECTUAL PROPERTY RIGHTS

7.1  NO WARRANTY.  Neither party, including its respective officers and employees, makes any representations or warranties that any Patent is or will be held valid, or that the manufacture, use, sale or other distribution of any

Products will not infringe upon any patent or other rights not vested in either party.


7.2  PATENT PROSECUTION, MAINTENANCE.  Each party shall control all aspects of filing, prosecuting, and maintaining its Patents, including foreign filings and

Patent Cooperation Treaty filings.  Each Party shall notify the other party of all information received by it relating to the filing, prosecution and maintenance of Patents, including any lapse, revocation, surrender,

invalidation or abandonment of any of its Patents.  AVECOR shall, at its own expense, perform all actions
and execute or cause to be executed all documents necessary to support such filing, prosecution, or maintenance of both the MC3 and AVECOR Patents..


7.3  SUBSTITUTION RIGHTS.  Either party may in its sole discretion decide to refrain from or to cease prosecuting or maintaining any of its Patents,

including any foreign filing or any Patent Cooperation Treaty filing.  In the event that a party makes such decision with respect to a U.S. patent or patent application, or with respect to a foreign filing or Patent Cooperation Treaty filing which has been requested in writing by the other party, such party shall notify the other party promptly and in sufficient time to permit the other party at its sole discretion to continue such prosecution or maintenance at the other party's expense.  If the other party elects to continue such prosecution or maintenance, the party who has elected to cease prosecuting or maintaining the Patent shall execute such documents and perform such acts at the other party's expense as may be reasonably necessary for the other party to so continue such prosecution or maintenance.


                                    ARTICLE
                                       8.
                             ADDITIONAL COVENANTS

8.1  COMPLIANCE WITH LAWS.  AVECOR shall comply with all provisions of any applicable laws, regulations, rules and orders relating to the licenses granted hereunder and to the testing, production, transportation, export, packaging,

labeling, sale or use of Products, or otherwise applicable to AVECOR's activities hereunder.  AVECOR shall obtain such written assurances regarding export and re-export of technical data contained in the Technology as may be required by U.S. Office of Export Administration regulations, and AVECOR hereby gives such written assurances to MC3 as may be required under those regulations.


8.2  PUBLICITY.  AVECOR agrees to refrain from using the name of Michigan in publicity or advertising without the prior written approval of Michigan's

Director of the Intellectual Properties Office.  Reports in scientific literature and presentations of joint research and development work are not considered publicity.

8.3  PRODUCT MARKING.  AVECOR agrees to mark Products with appropriate patent notices if and when applicable, as approved by MC3, which approval will not be unreasonably withheld.


8.4  MANUFACTURE IN THE UNITED STATES.  AVECOR agrees to substantially manufacture all Products in the United States.


8.5  GOVERNMENT APPROVALS.  It is understood that AVECOR has the responsibility to do all that is reasonably necessary to obtain any governmental approvals to manufacture and/or sell the Products.


8.6  REGISTRATION OR RECORDATION.  If the terms of this Agreement, or any assignment or license under this Agreement, are or become such as to require that this Agreement or license or any part hereof be registered with or reported to a national or supranational agency in any country or area in which

AVECOR or its sublicensees do business, AVECOR will, at its expense, undertake such registration or report.  Prompt notice and appropriate verification of the act of registration or report of any agency ruling resulting from such filing or notice will be supplied by AVECOR to MC3.  Any formal recordation of this

Agreement or any license herein granted which is required by the law of any country as a prerequisite to enforceability of this Agreement or license in the courts of any such country or for any other reason shall also be carried out by

AVECOR at its expense, and appropriately verified proof of recordation shall be promptly furnished to MC3.


                                    ARTICLE
                                       9.
                                  TERMINATION

9.1  TERM.  This Agreement shall enter into force upon the date first above written and shall continue in force for an initial term of five (5) years from the date on which AVECOR receives approval from the FDA with respect to the submission of a request for the Products under Section 510(K) of the Act and its regulations.  Upon the expiration of such initial term, AVECOR may, at its sole option, upon written notice to MC3, extend the term of this Agreement until the expiration of the last to expire of the Patents then covered by this

Agreement or the useful life of the Know-how licensed hereunder, whichever is longer.

9.2  TERMINATION.  Notwithstanding the provisions of Article 9.1 above, this

Agreement may be terminated in accordance with the following provisions:

          (a)  By either party immediately upon written notice in the event:


                    (i)  the other party is adjudicated bankrupt, files for

          bankruptcy, goes into liquidation, makes an assignment for the benefit of creditors or otherwise loses control of its business; or


                    (ii) the other party breaches any material term, condition or obligation of this Agreement and fails to cure such breach within sixty (60) days of receiving written notice thereof from the non-

          breaching party.


          (b)  By AVECOR immediately upon written notice in the event that any of the Technology is adjudicated by a court of competent jurisdiction to be invalid and such adjudication is final and unappealable; provided that such Technology is material to the Products and provided further that, in the event such Technology is adjudicated invalid by a lower court and MC3 appeals from such judgment, MC3 shall indemnify and hold harmless AVECOR from and against all costs, damages and liabilities incurred by AVECOR and arising out of the continued use of the Technology and the manufacture,

     use, sale and/or lease of Products between the date of the judgment of the lower court and the final, unappealable adjudication referred to above.


          (c)  By the party whose performance is not prevented by an event of

     Force Majeure on written notice to the other party should an event of

     Force Majeure continue for more than six (6) months as provided in Article

     10.3 below.


          (d)  Automatically upon the expiration of sixty (60) days after the termination of the Michigan License Agreement, subject to AVECOR's rights pursuant to Article 9.3(e) below.


9.3  CONSEQUENCES OF TERMINATION. The rights and obligations of the parties in the event of termination shall be as follows:

          (a)   event of termination by either party under Article 9.2(a)(i)

     above, all licenses granted hereunder shall continue and all obligations of AVECOR to make payments hereunder in accordance with the terms of this

     Agreement shall likewise continue.  In addition, in the event of the commencement of an insolvency or bankruptcy proceeding or reorganization involving MC3 or if MC3 makes an assignment for the benefit of creditors,

     AVECOR shall be entitled to complete access to all Patents, Know-how and

     Documentation of MC3 and all embodiments thereof and any Documentation or

     Know-how not in AVECOR's possession will promptly be delivered to AVECOR upon AVECOR's request.  In the event of the commencement of an insolvency or bankruptcy proceeding or reorganization involving AVECOR, MC3 shall have all of the remedies available to it at law in the event AVECOR is unable to carry out its obligations under this Agreement.  The representations, warranties and covenants set forth in this Article 9.3(a)

     shall survive the execution, delivery, termination or expiration of this

     Agreement.


          (b)  In the event of termination of this Agreement by MC3 under

     Article 9.2(a)(ii) or Article 9.2(c) above, the license granted by MC3 to

     AVECOR pursuant to Article 2.1 hereof shall terminate.   AVECOR shall

     cease using all Technology licensed to it hereunder by MC3 for any purpose, including specifically the manufacture and sale of Products, and shall return to MC3 all Documentation transferred to AVECOR and shall destroy all other copies of such Documentation; provided, however, that

     AVECOR shall not be so obligated to the extent that such Documentation and

     Know-how pertains to the maintenance or repair of Products for which royalties have been paid and which AVECOR normally provides to its customers in the ordinary course of business for the purpose of permitting adequate technical support of the Products.  In the event of such termination, the license granted to MC3 by AVECOR pursuant to Article 2.2 hereof shall survive termination of this Agreement and continue in full force and effect.


          (c)  In the event of termination of this Agreement by AVECOR under

     Article 9.2(a)(ii) above and in the event AVECOR secures a judgment of a court of competent jurisdiction which judgment is final and unappealable and which holds that MC3 is in material breach of this Agreement, the license granted by MC3 to AVECOR pursuant to

     Article 2.1 hereof shall continue for a period of five years from the date such final judgment is issued; provided, that, in such case, AVECOR shall have no further obligation to pay royalties to MC3 pursuant to

     Articles 4.2 and 4.3 hereof.  Further, in the event of such termination,

     the license granted by AVECOR to MC3 pursuant to Article 2.2 hereof shall terminate forthwith, and MC3 shall cease using any AVECOR Patents and Know-How relating to improvements for any purpose.  Additionally,

     notwithstanding anything else in this section, termination by AVECOR does not affect any sublicenses of AVECOR technology that may have been lawfully granted by MC3.  MC3 shall promptly return all Documentation provided to it by AVECOR, and shall destroy all copies of such

     Documentation.  Notwithstanding the termination of this Agreement by

     AVECOR pursuant to Article 9.2(a)(ii) above, until such time as AVECOR shall have secured the final and unappealable judgment referred to above, the license grants contained in Articles 2.1 and 2.2 hereof shall continue and AVECOR shall be obligated to continue paying royalties to

     MC3 pursuant to Articles 4.2 and 4.3 hereof and to otherwise observe and comply with its obligations contained herein.



          (d)  In the event of termination of this Agreement by AVECOR pursuant to Article 9.2(b) above, all licenses granted hereunder shall terminate forthwith, and each party shall cease using any of the other party's

     Patents and Know-How for any purpose.  Each party shall promptly return to the other party all Documentation provided to it by the other party, and shall destroy all copies of such Documentation.


          (e)  In the event of the termination of this Agreement pursuant to

     Article 9.2(d) above, MC3 shall be obligated to immediately notify AVECOR in writing of the termination of the Michigan License Agreement.  Within sixty (60) days of receipt of such notice of termination of the Michigan

     License Agreement, AVECOR may by written notice to Michigan elect to continue in force this Agreement on and subject to the terms and conditions set forth herein and, for all purposes of this Agreement,

     Michigan shall be substituted for MC3 and shall assume all obligations and acquire all rights of MC3 hereunder.

                                    ARTICLE
                                      10.
                                 FORCE MAJEURE

10.1 DEFINITION AND NOTICE.  Force Majeure shall mean any event, not existing as of the date of this Agreement and not reasonably foreseeable or within the control of the parties as of such date, which prevents in whole or part the performance by one of the parties of its obligations hereunder, including,

without limitation the following: acts of State or governmental action,

(including, without limitation, failure to grant any license or approval required for performance hereunder), crisis, war, strikes, natural catastrophe,

and prolonged shortage of energy supplies. Any party affected by an event of

Force Majeure shall promptly provide the other party with written notice describing such event, its cause and possible consequences.  Upon giving such notice, the party whose performance is prevented by the event of Force Majeure shall be relieved of any liability hereunder, except for the obligation to pay amounts due and owing, but only to the extent and only for so long as its performance is prevented by the event of Force Majeure.


10.2 SUSPENSION OF PERFORMANCE.  During the period the performance of one of the parties has been suspended by reason of Force Majeure, the other party may likewise suspend performance of all or part of its obligations, except for the obligation to pay amounts due and owing, to the extent commercially reasonable.


10.3 TERMINATION.  If the event of Force Majeure preventing performance shall continue for more than six (6) consecutive months, the party whose performance is not prevented by such event of Force Majeure may terminate this Agreement on written notice to the other party without any liability hereunder, except the obligation to make payments due to such date.


                                    ARTICLE
                                      11.
                              GENERAL PROVISIONS

11.1 COMPLETE AGREEMENT.  This Agreement, including the Recitals and the

Exhibits attached hereto, constitutes the complete agreement of the parties with respect to the subject matter hereof and there are no representations,

agreements, or conditions not expressly set forth herein.

11.2 ASSIGNMENT.  This Agreement may not be assigned by either party without the prior written consent of the other party and, in the absence of such consent, any attempted assignment will be null and void; provided, however,

that (i) subject to the terms set forth below in this Article 11.2, either party may assign its rights and obligations under this Agreement to any successor in interest of all or substantially all of the business of such party by merger, purchase or operation of law; and (ii) MC3 may assign its rights and obligations hereunder to Michigan.  In the event of an assignment by AVECOR pursuant to Article 11.2(i) above to any successor in interest to the business of AVECOR, whether by way of merger, purchase or operation of law, the minimum annual royalty payable by AVECOR under Article 4.3 hereof shall, for the three

(3) years immediately following the year of such assignment, be an amount equal to the minimum royalty otherwise provided for each of such three (3) years pursuant to Article 4.3  or the amount of royalties actually paid by AVECOR under Article 4.2 in the complete calendar year immediately prior to such assignment, whichever is greater.  All terms and conditions of this Agreement will be binding on and inure to the benefit of the successors and permitted assigns of the parties.


11.3 GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.


11.4 AMENDMENT.  Any change, extension, revision, or waiver of or under this

Agreement will be valid and binding only if in writing and duly executed by the party agreeing to be bound thereby.


11.5 SECRECY.  The parties hereto expressly agree that the financial terms of this Agreement are strictly confidential.  Each party shall, and shall cause its employees, agents and sublicensees to, maintain in absolute secrecy the financial terms of this Agreement, and shall not disclose any of such information to any third party or to any of its own personnel not having a need to know without the prior written authorization of the other party; provided,

that neither party shall be liable for the disclosure of the above information to the extent such disclosure is required to comply with any state or federal securities laws.

11.6 INVALIDITY.  In the event that any term, provision, or covenant of this

Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that term will be curtailed, limited, or deleted, but only to the extent necessary to remove such invalidity,

illegality, or unenforceability, and the remaining terms, provisions, and covenants shall not in any way be affected or impaired thereby.  In the event that the time period of any covenant shall be held unenforceable as a matter of law, said covenant will be interpreted to be effective for an enforceable time period.


11.7 NOTICES.  Any notice, demand, or request given to, made, or required to be made hereunder shall be deemed sufficiently made if given in writing, and sent by registered mail, return receipt requested, to the parties at the following addresses:

     If to AVECOR:  AVECOR Cardiovascular, Inc.
                         13010 County Road 6
                         Plymouth, MN  55441

                         Attention:  Mr. Allan R. Seck

     If to MC3:     Michigan Critical Care Consultants, Inc.
                         245 Jackson Industrial Drive, Suite J
                         Ann Arbor, MI  48105

                         Attention:  Mr. Patrick Montoya

     or to such other addresses as the parties may from time to time specify by written notice in compliance with this Article 11.6.  Any such notice shall be deemed to have been served on the fifth (5th) day after the day on which the letter was posted.


11.8 AVECOR agrees that all terms of the Michigan License Agreement, attached as Exhibit I, which, by their nature, apply to MC3 sublicensees, shall apply to

AVECOR, whether such terms are expressly restated in this Agreement.


11.9 INTERPRETATION.  AVECOR agrees that the terms of the Michigan License

Agreement, which by their nature apply to MC3 sublicensees, shall apply to

AVECOR, whether or not such terms are expressly restated in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Michigan Critical Care                  AVECOR Cardiovascular Inc.
Consultants, Inc. (MC3)                 (AVECOR)


By: /S/  Patrick Montoya                By: /S/ Norman C. McGibbon
   ----------------------------------       -----------------------------------
Its: President                          Its:Treasurer
   ----------------------------------       ----------------------------------

                                  EXHIBIT II

                                   PRODUCTS

                        AMENDMENT TO LICENSE AGREEMENT

     This Amendment to License Agreement (this "Amendment"), effective as of November 7, 1997, is made by and between Michigan Critical Care Consultants, Inc. ("MC3") and AVECOR Cardiovascular Inc. ("AVECOR").

            A. AVECOR and MC3 have entered into a License Agreement, dated as of January 16, 1995 (the "License Agreement").

            B. Section 4.2(b) of the License Agreement requires AVECOR to pay royalties to MC3 out of AVECOR's "net profit" for Hardware from and after the first calendar year in which AVECOR generates a net profit on the sale of Hardware.

            C. The term "net profit" is presently not defined in the License Agreement and the parties wish to define such term for the purposes of Section 4.2(b) of the License Agreement.

     In consideration of the foregoing premises and intending to be legally bound, AVECOR and MC3 agree as follows:


    1. AMENDMENT OF SECTION 4.2(b). Section 4.2(b) of the license agreement is amended by adding the following to the end of such section:

     For the purposes of this Section 4.2(b), the definition of "net profit" with respect to Hardware sold during a given period ("NET PROFIT") will be defined as the Net Sales Price of such Hardware, less its Cost, which is defined as the sum of the Material, Labor and Overhead used to produce the Hardware. For this purpose:

          (i) "Material" is defined as the sum of the standard cost of the parts used to produce the Hardware, as determined by AVECOR's standard bill of materials for the Hardware (as the same may be changed from time to time) and accumulated by AVECOR's manufacturing software for the Hardware produced.

          (ii) "Labor" is defined as the sum of the standard cost of the direct labor hours used to produce the Hardware, as determined by AVECOR's standard parts' routings (as the same may be changed from time to time) and accumulated by AVECOR's manufacturing software for the Hardware produced.

          (iii) "Overhead" is defined as the sum of the actual manufacturing and quality expenses used to produce the Hardware, excluding Material and Labor, as currently assigned by AVECOR's monthly product costing system in the course of its normal financial reporting. Subject to the foregoing sentence, "actual manufacturing and quality expenses" include department expenses, manufacturing labor variances, material purchase price variances, warranty expenses and other material adjustments, where "department expenses" include production supplies and other indirect expenses, production administration, warehousing, production engineering, quality administration, raw material receiving inspection, sterilization, quality engineering, product testing and other necessary departmental expenses as required by AVECOR's quality processes.

     Provided, however, that all of the above calculations will be determined in accordance with Generally Accepted Accounting Principles at the time of calculation, applied on a consistent basis. AVECOR's calculation of Cost and Net Profit will be included in each report required by Section 4.6 below for each period in which royalties are due under Section 4.2(b). AVECOR will keep and maintain records of its calculations of Cost and Net Profit on Hardware pursuant to Section 4.7 below, and MC3 will have the right to inspect such records as provided in such Section.

    2. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used in this Amendment will have the meanings given in the License Agreement.

    3. EFFECTIVE DATE. Notwithstanding the later execution of this Addendum, the parties hereby agree that this Addendum will be deemed to be effective as of the effective date of the License Agreement.

    4. PRIORITY. In the event of any conflict or inconsistency between the terms of this Amendment and the License Agreement, the terms of this Amendment will be controlling.

    5. NO OTHER CHANGES. Except as specifically amended by this Amendment, all other provisions of the License Agreement remain in full force and effect.

     AVECOR and MC3 have caused this Amendment to be duly executed on their behalf by their respective duly authorized representatives as of the date first written above.

MICHIGAN CRITICAL CARE                         AVECOR CARDIOVASCULAR INC.
CONSULTANTS, INC.

By:   /s/  Patrick Montoya                     By:  /s/  Gregory J. Melsen
   ----------------------------------------       ----------------------------
Its:  President                                Its: Treasurer
    ---------------------------------------        ---------------------------

                                       2